UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 18, 2019

CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

001-38735		81-3015061
(Commission File Number)		(IRS Employer Identification No.)
340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)
(423) 573-0300
(Registrant’s telephone number, including area code)
Not Applicable (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.04.	Mine Safety - Reporting of Shutdowns and Patterns of Violations.

On September 18, 2019, Kingston Mining, Inc., a subsidiary of Contura Energy, Inc., received an imminent danger order issued by the Mine Safety and Health Administration (“MSHA”) under section 107(a) of the Federal Mine Safety and Health Act of 1977 to the Kingston No. 2 Mine (the “Mine”), located in Fayette County, West Virginia. The order alleged that exposed power wires were located near where miners were traveling. The condition was immediately corrected. No injuries occurred in connection with the alleged condition, and MSHA immediately terminated the order.

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: September 23, 2019	By:	/s/ Mark M. Manno
Name: Mark M. Manno
Title: Executive Vice President, Chief Administrative & Legal Officer and Secretary